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                      [LETTERHEAD OF BROMBERG & ASSOCIATE]


November 27, 2000


United States Securities And Exchange Commission
Division of Corporate Finance
Washington, D.C.
20549
United States

Gentlemen/Madames,



         RE:  Yapalot Communications Holdings Inc.
              Regulation 5-B Information regarding item 304

We have examined the submission of the new accountants and agree with all the statements contained.



                                                         Yours truly,

                                                         /s/ Howard Bromberg
                                                         -------------------
                                                         Howard Bromberg